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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Edge Petroleum Corporation, a Delaware corporation, on Amendment No. 3 to Form S-4 of our reports dated January 13, 1997, relating to the supplementally combined financial statements of Edge Petroleum Corporation, a Texas corporation, the consolidated financial statements of Edge Petroleum Corporation, a Texas corporation, and subsidiary, and the financial statements of Edge Joint Venture II, Edge Group II and Gulfedge and our report dated December 3, 1996, relating to the balance sheet of Edge Petroleum Corporation, a Delaware corporation, appearing in the Joint Proxy and Consent Solicitation Statement/Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Joint Proxy and Consent Solicitation Statement/Prospectus.

DELOITTE & TOUCHE LLP
Houston, Texas

January 30, 1997